EXHIBIT 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	13 weeks ended
	August 1, 2026	August 2, 2025
Sales:
Product sales and other	$276,859	$274,179
Rental income	13,736	13,981
Total sales	290,595	288,160
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	226,783	225,363
Rental cost of sales	6,765	7,420
Total cost of sales	233,548	232,783
Gross profit	57,047	55,377
Selling and administrative expenses	67,316	67,861
Depreciation and amortization expense	8,151	9,185
Other (income) expense, net	(1,162)	1,497
Operating loss	(17,258)	(23,166)
Interest expense, net	2,718	3,745
Loss before income taxes	(19,976)	(26,911)
Income tax expense	(7,062)	(8,640)
Net loss	$(12,914)	$(18,271)

Earnings per share - Basic and Diluted
Net loss attributable to BNED shareholders - basic	$(0.37)	$(0.54)
Net loss attributable to BNED shareholders - diluted	$(0.37)	$(0.54)

Weighted average shares of common stock outstanding - basic	34,531,798	34,053,847
Weighted average shares of common stock outstanding - diluted	34,531,798	34,053,847

	13 weeks ended
Dollars in thousands	August 1, 2026	August 2, 2025

Sales:
Product sales and other	95.3%	95.1%
Rental income	4.7%	4.9%
Total sales	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	81.9%	82.2%
Rental cost of sales	49.3%	53.1%
Total cost of sales	80.4%	80.8%
Gross profit	19.6%	19.2%
Selling and administrative expenses	23.2%	23.5%
Depreciation and amortization expense	2.8%	3.2%
Other (income) expense, net	(0.4)%	0.5%
Operating loss	(5.9)%	(8.0)%
Interest expense, net	0.9%	1.3%
Loss before income taxes	(6.9)%	(9.3)%
Income tax expense	(2.4)%	(3.0)%
Net loss	(4.4)%	(6.3)%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

EXHIBIT 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets  (Unaudited)
(In thousands, except share and per share data)

	August 1, 2026	May 2, 2026
ASSETS
Current assets:
Cash and cash equivalents	$7,806	$8,418
Accounts receivable, net	176,686	116,526
Merchandise inventories, net	366,296	298,347
Textbook rental inventories	5,844	27,035
Prepaid expenses and other current assets	37,237	34,137
Total current assets	593,869	484,463
Property and equipment, net	33,648	34,123
Operating lease right-of-use assets	148,920	145,594
Intangible assets, net	53,732	58,092
Deferred tax assets, net	149	—
Other noncurrent assets	16,411	17,625
Total assets	$846,729	$739,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$210,999	$135,564
Accrued liabilities	78,887	80,990
Current operating lease liabilities	67,213	67,050
Total current liabilities	357,099	283,604
Long-term deferred taxes, net	—	—
Long-term operating lease liabilities	82,497	85,455
Other long-term liabilities	5,263	5,399
Long-term borrowings	123,500	71,000
Total liabilities	568,359	445,458
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued, 34,692,247 and 34,456,977 shares, respectively; outstanding, 34,685,810 and 34,429,710 shares, respectively	347	345
Additional paid-in-capital	1,009,192	1,012,349
Accumulated deficit	(708,613)	(695,699)
Treasury stock, at cost	(22,556)	(22,556)
Total stockholders' equity	278,370	294,439
Total liabilities and stockholders' equity	$846,729	$739,897

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flow  (Unaudited)
(In thousands, except per share data)

	13 weeks ended
	August 1, 2026	August 2, 2025
Cash flows from operating activities:
Net income (loss)	$(12,914)	$(18,271)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation and amortization expense	8,151	9,185
Amortization of deferred financing costs	916	916
Deferred taxes	(149)	1,432
Stock-based compensation expense	1,084	2,536
Changes in operating lease right-of-use assets and liabilities	(6,121)	4,711
Changes in other long-term assets and liabilities and other, net	110	788
Changes in other operating assets and liabilities, net:
Receivables, net	(60,160)	(63,897)
Merchandise inventories	(67,949)	(101,003)
Textbook rental inventories	21,191	17,549
Prepaid expenses and other current assets	(9,077)	(14,990)
Accounts payable and accrued liabilities	72,049	93,441
Changes in other operating assets and liabilities, net	(43,946)	(68,900)
Net cash flows provided by (used in) operating activities	(52,869)	(67,603)
Cash flows from investing activities:
Purchases of property and equipment	(3,529)	(3,736)
Net cash flows provided by (used in) investing activities	(3,529)	(3,736)
Cash flows from financing activities:
Proceeds from borrowings	150,100	163,300
Repayments of borrowings	(97,600)	(96,400)
Dividends paid	(2,775)	—
Payment of equity issuance costs	—	(1,900)
Net cash flows provided by (used in) financing activities	49,725	65,000
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,673)	(6,339)
Cash, cash equivalents, and restricted cash at beginning of year	28,219	28,723
Cash, cash equivalents, and restricted cash at end of year	$21,546	$22,384

Supplemental cash flow information:
Cash paid during the period for:
Interest paid	$1,664	$2,927
Income taxes paid (net of refunds)	$255	$185

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information
(In thousands) (Unaudited)

	13 weeks ended
Dollars in thousands	August 1, 2026	August 2, 2025
Net loss	$(12,914)	$(18,271)
Reconciling items	(214)	2,487
Adjusted Net loss	$(13,128)	$(15,784)

Reconciling items
Stock-based compensation expense	1,084	2,536
Other (income) expense, net	(1,298)	(49)
Reconciling items	$(214)	$2,487

Adjusted EBITDA	13 weeks ended
Dollars in thousands	August 1, 2026	August 2, 2025
Net loss	$(12,914)	$(18,271)
Add:
Depreciation and amortization expense	8,151	9,185
Interest expense, net	2,718	3,745
Income tax benefit	(7,062)	(8,640)
Other (income) expense, net (a)	(1,298)	(49)
Stock-based compensation expense	1,084	2,536
Adjusted EBITDA	$(9,321)	$(11,494)
(a)Other (income) expense is exclusive of Investigation Costs of $0.1 million and $1.5 million as of the 13 weeks ended August 1, 2026 and August 2, 2025, respectively.

Adjusted Free Cash Flow

	13 weeks ended
Dollars in thousands	August 1, 2026	August 2, 2025
Adjusted EBITDA	$(9,321)	$(11,494)
Less:
Capital expenditures (a)	3,529	3,736
Cash interest paid	1,664	2,927
Cash taxes (refund) paid, net	255	185
Adjusted Free Cash Flow	$(14,769)	$(18,342)
(a)Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment.
Capital Expenditures

	13 weeks ended
Dollars in thousands	August 1, 2026	August 2, 2025
Physical store capital expenditures	$2,727	$2,201
Product and system development	722	1,400
Other	80	135
Total Capital Expenditures	$3,529	$3,736

Use of Non-GAAP Financial Information - Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted Free Cash Flow
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Net Income (Loss) as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense, net, (3) income taxes, (4) stock compensation, and (5) certain other non-cash or non-recurring items, and adjustments defined in the Company’s credit agreement. We define Adjusted Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.
These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Net Income (Loss) to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.
We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Net Income (Loss) and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Adjusted Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.
The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-Q for the fiscal quarter ended August 1, 2026. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.